UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

The Princeton Review, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3727603
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

( Address, Including Zip Code, of Principal Executive Offices )

The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended

(Full Titles of the Plans)

Michael J. Perik

President and Chief Executive Officer

The Princeton Review, Inc.

111 Speen Street

Framingham, Massachusetts 01701

(508) 663-5050

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Neal S. Winneg Executive Vice President, Secretary and General Counsel The Princeton Review, Inc. 111 Speen Street Framingham, Massachusetts 01701 (508) 663-5050	John M. Mutkoski, Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, Massachusetts 02109 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, $0.01 par value	750,000 shares	$4.04	$3,030,000	$216.04

(1)	This Registration Statement covers shares of common stock of The Princeton Review, Inc. (the “Registrant”) which may be offered or sold pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”). The Registration Statement also covers an indeterminate number of shares of common stock of the Registrant that may be issuable by reason of stock dividends, stock splits or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.
(2)	The Registrant previously filed (i) a registration statement on Form S-8 on June 22, 2001 under file number 333-63638 (2,676,433 shares), (ii) a registration statement on Form S-8 on March 31, 2003 under file number 333-104136 (1,000,000 shares), (iii) a registration statement on Form S-8 on August 17, 2007 under file number 333-145537 (1,550,468 shares), (iv) a registration statement on Form S-8 on March 28, 2008 under file number 333-149940 (636,620 shares), and (v) a registration statement on Form S-8 on March 30, 2009 under file number 333-158299 (750,000 shares) identifying additional shares to be registered in connection with the Plan. This filing is solely to register 750,000 additional shares which may be issued pursuant to the Plan.
(3)	Calculated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933. Such calculation is based on $4.04 per share, the average of the high and the low prices of the Registrant’s common stock, as reported on the Nasdaq Global Market on March 10, 2010.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, The Princeton Review, Inc. (the “Registrant”) hereby incorporates by reference the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-149940) on March 28, 2008 in connection with the registration of an additional 750,000 shares of the Registrant’s common stock, $0.01 par value per share, issuable pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Goodwin Procter LLP.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of shares being registered

23.1	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 15th day of March, 2010.

THE PRINCETON REVIEW, INC.

By	/S/ MICHAEL J. PERIK
Michael J. Perik
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Perik, Stephen Richards and Neal Winneg and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of The Princeton Review, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL J. PERIK	Director, President and Chief Executive Officer (Principal Executive Officer)	March 15, 2010
Michael J. Perik

/S/ STEPHEN C. RICHARDS	Chief Financial Officer and Chief Operating Officer	March 15, 2010
Stephen C. Richards	(principal financial officer and principal accounting officer)

/S/ DAVID LOWENSTEIN	Chairman of the Board of Directors	March 15, 2010
David Lowenstein

/S/ JEFFREY CRISAN	Director	March 15, 2010
Jeffrey Crisan

/S/ ROBERT E. EVANSON	Director	March 15, 2010
Robert E. Evanson

/S/ RICHARD KATZMAN	Director	March 15, 2010
Richard Katzman

/S/ MICHAEL A. KRUPKA	Director	March 15, 2010
Michael A. Krupka

/S/ JOHN S. SCHNABEL	Director	March 15, 2010
John S. Schnabel

/S/ LINDA WHITLOCK	Director	March 15, 2010
Linda Whitlock

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP as to the legality of shares being registered.

23.1	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of Grant Thornton LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).